UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

MEDOVEX CORP.

(Name of Registrant As Specified In Its Charter)

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MEDOVEX CORP.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

OF THE MAJORITY SHAREHOLDER IN LIEU OF A MEETING

To the Shareholders of Medovex Corp. (the “Corporation” or “Medovex”):

We are writing to inform you that on May 22, 2019 (the “Action Date”), the shareholder holding a majority of our voting capital stock has executed a written consent in lieu of a shareholders meeting, which we refer to herein as the “Written Consent”, to approve an amendment to our Amended Articles of Incorporation to change the name of the Corporation from “Medovex Corp.” to “H-CYTE, Inc.” (the “Name Change”) and to authorize the Chief Executive Officer (the “CEO”) of the Company to file such amendment to effect the Name Change at the time he deems appropriate.

This above item, or “Proposal,” is more fully described in the accompanying Information Statement. The Written Consent was taken pursuant to Section 78.320 of the Nevada Revised Statutes and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of the numbers of voting capital stock required to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Written Consent before it becomes effective. The actions under the Written Consent cannot be taken or become effective sooner than 20 calendar days after the Information Statement is first sent or given to the Company’s shareholders. Because the accompanying Information Statement is first being mailed to shareholders on or about June [  ], 2019, the Proposal described herein will become effective on or after [  ], 2019.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any of the matters or proposals which is described herein. THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT JUNE [  ], 2019. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors

/s/ William E. Horne
William E. Horne, Chief Executive Officer

June 5, 2019

MEDOVEX CORP.

201 East Kennedy Blvd, Suite 700

Tampa, Florida 33602

INFORMATION STATEMENT

GENERAL INFORMATION

In this Information Statement, we refer to Medovex Corp., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

The Information Statement is furnished in connection with an action by written consent (the “Written Consent”) of the holder of a majority of the Company’s issued and outstanding voting capital stock (the “Majority Shareholder”). The actions taken by the Written Consent will not become effective until at least 20 business days after the Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The close of business on [  ], 2019 is the record date (the “Record Date”) for the determination of shareholders entitled to notice of the action by the Written Consent.

Pursuant to the Written Consent, the Majority Shareholder approved an amendment to our Amended Articles of Incorporation to change the name of the Company from Medovex Corp. to H-CYTE, Inc. (“Name Change”) and the authorization to the CEO of the Company to file such amendment to effect the Name Change at the time he deems appropriate.

Our Board of Directors unanimously approved the amendments to our Amended Articles of Incorporation on May 10, 2019. On May 22, 2019 (the “Action Date”), the shareholder holding a majority of our voting capital stock executed a written consent in lieu of a shareholders meeting, which we refer to herein as the “Written Consent”, to approve an amendment to our Amended Articles of Incorporation to change the name of the Corporation from “Medovex Corp.” to “H-CYTE, Inc.” (the “Name Change”) and to authorize the Chief Executive Officer (the “CEO”) of the Company to file such amendment to effect the Name Change at the time he deems appropriate. On [  ], 2019, the Board of Directors set the Record Date as [  ], 2019.

This Information Statement contains a brief summary of the material aspects of the Proposals approved by the Board and the Majority Shareholder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholder pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposal as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholder to reduce the costs and implement the Proposal in a timely manner.

Who is Entitled to Notice?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the proposal consists of the issued and outstanding Common Stock and Series B preferred stock. As of the Record Date, the Company’s voting securities consisted of [  ]shares of Common Stock and 7,000 Series B preferred stock. Each share of Common Stock is entitled to one vote per share on matters submitted to the Stockholders. Holders of shares of Series B Preferred Stock vote together with the holders of Common Stock on all matters and do not vote as a separate class. A share of Series B Preferred Stock is entitled to the number of votes that equals the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the voting stock outstanding on the Action Date is required for approval of the proposal. As of the Action Date, the Company’s voting securities consisted of 98,794,746 shares of Common Stock and 7,000 shares of Series B preferred stock. The Majority Shareholder held 50,925,277 shares of Common Stock as of the close of business on the Action Date, which entitled the Majority Shareholder to an aggregate of approximately 51.55% of the outstanding voting power, and through its consent voted in favor of the Proposal, no other shareholder consents will be obtained in connection with this Information Statement.

PROPOSAL 1

AMENDMENT TO THE AMENDED

ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM MEDOVEX CORP. TO H-CYTE, INC. AND AUTHORIZATION TO THE CEO OF THE COMPANY TO FILE SUCH AMENDMENT TO CHANGE THE NAME OF THE COMPANY AT THE TIME THE CEO DEEMS APPROPRIATE

The Company believes that, in light of the Buyer’s acquisition of all assets of the Sellers pursuant to the Asset Purchase Agreement, the Name Change would be in the best interests of the Company because it would more accurately describe the Company’s business. The Board of Directors approved an amendment to the Company’s Amended Articles of Incorporation to change the Company’s name from Medovex Corp. to H-CYTE, Inc. On May 22, 2019, the Majority Shareholder ratified the amendment with regard to the Name Change and authorized the CEO of the Company to effect the Name Change at the time he deems appropriate. The Name Change will become effective immediately upon the filing of the Amendment with the Office of the Secretary of State of Nevada, at which time the Company will also change its name on the Over the Counter Markets Group (the “OTC”). The filing will be made at the discretion of the CEO of the Company but not prior to the date that is twenty (20) days after the date this Information Statement is first sent to shareholders.

A copy of the proposed amendment to the Company’s Amended Articles of Incorporation is attached hereto as Exhibit A as if the CEO of the Company decided to effect the Name Change at the time when the Company effected the increase in authorized capital as disclosed to the shareholders of the Company in Form 14C filed with the Securities and Exchange Commission on January 25, 2019. The amendment will become effective upon filing with the Nevada Secretary of State as required by the Nevada Revised Statutes. It is anticipated that this will occur not less than 20 days following the first date this Information Statement is first sent to the shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 21, 2019 the number of and percent of the Company’s Common Stock and series of Preferred Stock beneficially owned by: (1) all directors and nominees, naming them; (2) our executive officers, naming them; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of each class of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from May 21, 2019 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of May 21, 2019 have been exercised and converted.

Unless otherwise indicated, the address of all listed stockholders is c/o Medovex Corp., 201 East Kennedy Blvd, Suite 700, Tampa, Florida 33602. Unless otherwise indicated each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Amount and Nature of Beneficial Ownership

Beneficial Owner	Common Stock Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Shares Beneficially Owned (2)	Series B Preferred Stock Shares Beneficially Owned(1)	Percentage of Voting Power of the outstanding voting stock(2)
William E. Horne, Chief Executive Officer and Chairman of the Board(3)	13,377,582	13.51%	-	4.52%
Michael Yurkowsky, director(4)	1,471,207	1.49%	-	1.03%
Raymond Monteleone, director(5)	92,186	*	-	-
Jeremy Daniel, Chief Financial Officer(6)	413,557	*	-	-
Jeffery Wright, Controller	61,091	*	-	*
Directors and executive officers as a group (5 people)	15,415,623	15.60%	-	5.63%
RMS Shareholder, LLC (7)	50,925,277	51.55%	-	51.55%

*Less than 1%.

(1) We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options or warrants, or the conversion of convertible promissory notes, that are either immediately exercisable or convertible, or that will become exercisable within 60 days after May 21, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or convertible promissory notes for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The percentage of shares beneficially owned is based on 98,794,746 shares of our Common Stock issued and outstanding, as of May 21, 2019.

(3) Including 8,901,948 shares of Common Stock that Mr. William Horne indirectly owns through his ownership in RMS Shareholder, LLC (“RMS”), 4,225,634 shares of Common Stock that Mr. Horne owns directly with sole voting power and the options to purchase 250,000 shares of Common Stock currently exercisable. Mr. Horne beneficially owns 17.48% of the issued and outstanding membership interests of RMS, through his control of Horne Management LLC and Uyona Management, LLC, who are each members of RMS. RMS holds 50,925,276 shares of Common Stock of the Company. Mr. Horne is not a control person of RMS and does not have any voting or dispositive power over the shares of Common Stock owned by RMS. The shares will be distributed to the equity owners of RMS upon the occurrence of certain events. Mr. Horne disclaims beneficial ownership of the shares owned by RMS. Mr. Horne does not have the voting power over such 8,901,948 shares of the Company’s Common Stock through his indirect ownership.

(4) Including 1,022,009 shares of Common Stock that Mr. Michael Yurkowsky owns directly with sole voting power and 449,198 shares of Common Stock Mr. Yurkowsky indirectly owns via RMS. Mr. Michael Yurkowsky beneficially owns 0.88% of the issued and outstanding membership interest of RMS which holds 50,925,277 shares of Common Stock. Mr. Michael Yurkowsky is not a control person of RMS and does not have any voting or dispositive power over the shares of Common Stock of the Company owned by RMS. The shares will be distributed to the equity owners of RMS upon the occurrence of certain events. Mr. Yurkowsky disclaims beneficial ownership of the shares owned by RMS.

(5) Mr. Raymond Monteleone beneficially owns 0.18% of the issued and outstanding membership interest of RMS which holds 50,925,277 shares of Common Stock. Mr. Raymond Monteleone is not a control person of RMS and does not have any voting or dispositive power over the shares of Common Stock of the Company owned by RMS. The shares will be distributed to the equity owners of RMS upon the occurrence of certain events. Mr. Monteleone disclaims beneficial ownership of the shares owned by RMS.

(6) Mr. Jeremy Daniel beneficially owns 0.81% of the issued and outstanding membership interest of RMS which holds 50,925,277 shares of Common Stock. Mr. Jeremy Daniel is not a control person of RMS and does not have any voting or dispositive power over the shares of Common Stock of the Company owned by RMS. The shares will be distributed to the equity owners of RMS upon the occurrence of certain events. Mr. Daniel disclaims beneficial ownership of the shares owned by RMS.

(7) James St. Louis is deemed the beneficial owner of 50,925,277 shares of Common Stock held by RMS Shareholder, LLC.

EXECUTIVE COMPENSATION

The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2018 and 2017 by each person who served as our principal executive officer during fiscal 2018 and 2017.

Summary Compensation Table

Name & Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Option Awards ($)	All Other Compensation ($)	Total ($)
William E. Horne, CEO	2018	153,333	-	-	-	153,333
	2017	-	-	-	-	-
Jeremy Daniel, CFO	2018	-	-	-	-	-
	2017	-	-	-	-	-
Jeffery Wright, Controller	2018	140,000	-	-	-	140,000
	2017	140,000	-	-	33,600	173,600

The current annualized salaries of our executive officers are as follows:

Name & Position	Annual Salary
William E. Horne, CEO	$650,000
Jeremy Daniel, CFO	$200,000
Jeffery Wright, Controller	$60,000

Employment Agreements

On October 9, 2018, the Company entered into an employment agreement (the “Horne Employment Agreement”) with William E. Horne pursuant to which Mr. Horne serves as the Company’s President and Chief Executive Officer. The Horne Employment Agreement is for a term of five (5) years subject to additional one year renewals. The Horne Employment Agreement provides for a monthly base salary of $54,166 ($650,000 on an annualized basis) if he does not receive full salary from Laser Spine Institute; however, if he receives his full salary from Laser Spine Institute, the Horne Employment Agreement provides for a base salary of $41,666 per month (or $500,000 on an annualized basis). Mr. Horne is also eligible to participate in any discretionary or incentive bonus program approved by the Company’s Compensation Committee. Mr. Horne was also be entitled to receive incentive stock options and restricted stock awards equal to 7% of the Company’s issued and outstanding Common Stock, as of the closing date of the Asset Purchase Agreement dated October 18, 2018 between the Company and Regenerative Medical Solutions, Inc. Pursuant to the said Asset Purchase Agreement, Mr. Horne received 4,225,634 shares of Common Stock on April 25, 2019.

Directors’ Compensation

In August 2017, the Board authorized the issuance of shares of Common Stock to all Board members, both current and former, in an amount equivalent to $135,000, representing their accrued but unpaid directors’ fees as of September 30, 2017. In October 2017, the Company issued an aggregate of 115,389 shares at $1.17 per share, which was the average closing price of the Company’s stock through September 30, 2017, to fulfill this obligation. The closing price of the Company’s stock on October 30, 2017, the day the shares were issued, was $1.09 per share.

On October 3, 2018, the Board approved the issuance of shares of Common Stock in lieu of cash payments due to certain directors and officers of the Company. A total of 1,168,957 shares were issued to certain officers and directors as follows:

1)	Each of the former non-employee directors was issued 35,578 shares and as a result, a total of 320,202 shares were issued to all former non-employee directors.

2)	The following former executives received shares of the Company’s common stock in lieu of cash due for the 2017 bonus awards and certain severance payment in the following amounts:

a.	Jarrett Gorlin*	442,501
b.	Dennis Moon	87,709
c.	Jesse Crowne	78,545
d.	Jeffery Wright	61,091
e.	Un-named executive officers (2 persons)	178,909

*Including the severance payment of 323,810 shares of the Company’s Common Stock to Mr. Jarrett Gorlin.

In October 2018, the Board authorized the issuance of shares of common stock to all former Board members in an amount equivalent to $180,000, representing their accrued but unpaid directors’ fees as of September 30, 2018. The Company issued an aggregate of 320,202 shares at $0.56 per share to settle accrued unpaid director fees. The closing price of the Company’s stock on October 3, 2018, the day the shares were issued, was $0.40 per share.

On October 9, 2018, Mr. Jarrett Gorlin resigned as a member of the Board, effective immediately. On October 15, 2018, Directors James R. Lawson, Randal R. Betz, John C. Thomas, Jr., James R. Andrews, Clyde A. Hennies, Jon Mogford, Scott Haufe and Jesse W. Crowne, this being all Board members except for Larry W. Papasan, tendered their resignations to Mr. Papasan, Co-Chairman of the Board. Mr. Papasan then invited newly appointed President and Chief Executive Officer, William E. Horne, to join the Board as Chairman. Mr. Horne accepted, and Mr. Papasan tendered his resignation to Mr. Horne, leaving Mr. Horne as the sole director of the Company at that time.

On January 8, 2019, the Board appointed Michael Yurkowsky and Raymond Monteleone as two new members to the Board. There are no arrangements or understandings between the Company and Mr. Michael Yurkowsky. The Company compensates Mr. Raymond Monteleone for his services as director and advisor as follows: $5,000 per quarter for Board of Director meetings, $5,000 per quarter as Audit Committee Chair, and $10,000 per month for advisory services.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters’ appraisal rights with respect to the Proposal, and we do not intend to independently provide shareholders with any such right.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement. The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated. These uncertainties and other risk factors include, but are not limited to: changing economic and political conditions in the United States and in other countries; the ability to integrate effectively acquired companies; the loss of current customers or the inability to obtain new customers; customer product acceptance; and continued access to capital markets.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Distribution of the Information Statement

We will pay the costs associated with this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding the Information Statement to beneficial owners.

Where You Can Find Additional Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at www.sec.gov and our website at www.medicalalarmconcepts.com. We have not incorporated by reference into this Information Statement the information contained on our website and you should not consider it to be part of this Information Statement.

By Order of the Board of Directors

/s/ William E. Horne
William E. Horne, Chief Executive Officer

June 5, 2019

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

H-CYTE, INC.,

A Nevada corporation

ARTICLE I

NAME

The name of the corporation is H-CYTE, INC. (the “Company”).

ARTICLE II

RESIDENT AND REGISTERED OFFICE

The name and address of the Company’s resident agent for services of process is Vcorp Services, LLC, 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134.

ARTICLE III

CAPITAL STOCK

1. Authorized Capital Stock. The total number of shares of stock this Company is authorized to issue shall be two hundred million (200,000,000) shares. This stock shall be divided into two classes to be designated as “Common Stock” and “Preferred Stock.”

2. Common Stock. The total number of authorized shares of Common Stock shall be one hundred ninety nine million (199,000,000) shares with par value of $0.001 per share.

3. Preferred Stock. The total number of authorized shares of Preferred Stock shall be one million (1,000,000) shares with par value of $0.001 per share. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking, funds be established, the amount and the terms and provisions thereof:

(f) The dividend rate, whether dividends are payable in cash, stock of the Company, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable or any other class or classes or series of stock, whether or not each dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders, of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Company;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any ether series of the same or any other class or classes of stock of the Company and the conversion price or prices or ratio or ratios or the rate or rate; at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and un issued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE IV

DIRECTORS

The number of directors comprising the board of directors shall be fixed and may he increased or decreased from time to time in the manner provided in the bylaws of the Company, except that at no time shall there be less than one director.

ARTICLE V

PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes (“NRS”).

ARTICLE VI

DIRECTORS’ AND OFFICERS’ LIABILITY

The individual liability of the directors and officers of the Company is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

ARTICLE VII

INDEMNITY

Every person who with or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership , joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contact right which may be enforced in any manner desired by such person. The expenses of officers and directors, incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on that behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not, be exclusive of any other right which such directors, offers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the board of directors may adapt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as director, or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability assessed against such a person and incurred in any such capacity or arising out of such status whether or not the Company would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executers and administrators of such person.

Dated:   __, 2019